As filed on October 22, 2007

Registration No. 333-62531

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOGILITY, INC.

(Exact name of issuer as specified in its charter)

GEORGIA	58-2281338
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305

(Address of Principal Executive Offices)

LOGILITY, INC. 1997 STOCK PLAN

(Full title of the plan)

Agent for Service:	With Copies to:

Henry B. Levi, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. Monarch Plaza, Suite 1600 3414 Peachtree Rd., NE Atlanta, GA 30326 Telephone number of Agent for Service: (404) 577-6000	J. Michael Edenfield and Vincent C. Klinges American Software, Inc. 470 East Paces Ferry Road, N.E. Atlanta, Georgia 30305

BACKGROUND

On August 31, 1998, the Issuer filed with the Commission Registration Statement No. 333-62531 on Form S-8 in order to register 1,200,000 shares of Common Stock for issuance pursuant to the Issuer’s 1997 Stock Plan. Under the 1997 Stock Plan, 349,905 shares were issued under that Registration Statement pursuant to exercise of options during the period August 31, 1998 through August 21, 2006, leaving 850,095 registered shares unissued.

A new Registration Statement on Form S-8, Registration No. 333-136817, was filed on August 22, 2006, registering 1,250,095 shares of Common Stock under Issuer’s 1997 Stock Plan. The new Registration Statement was intended to replace and did replace Registration Statement No. 333-62531. The new Registration Statement applied to all shares issued pursuant to options exercised under the 1997 Stock Plan on or after August 22, 2006.

DEREGISTRATION

Based upon the foregoing, and pursuant to the undertaking in Registration Statement No. 333-62531, the Issuer hereby deregisters the 850,095 shares of Common Stock heretofore registered and not sold pursuant to Registration Statement No. 333-62531.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on October 18, 2007.

LOGILITY, INC.

By:	/s/ J. Michael Edenfield
J. Michael Edenfield, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name		Capacity	Date

/s/ J. Michael Edenfield J. Michael Edenfield		Chief Executive Officer (Principal Executive Officer) and Director	October 18, 2007

James C. Edenfield	*	Director

Parker H. Petit	*	Director

Fredrick E. Cooper		Director

John A. White	*	Director

/s/ Vincent C. Klinges Vincent C. Klinges		Chief Financial Officer	October 15, 2007

* /s/ Vincent C. Klinges J. Michael Edenfield, as attorney-in-fact for James C. Edenfield, Parker H. Petit and John A. White			October 18, 2007